UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
ADVENT TECHNOLOGIES HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

ADVENT TECHNOLOGIES HOLDINGS, INC.
NOTICE OF POSTPONEMENT OF 2021 ANNUAL MEETING OF STOCKHOLDERS AND
SUPPLEMENT TO NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS AND
DEFINITIVE PROXY STATEMENT DATED APRIL 15, 2021

This notice relates to the 2021 annual meeting (the “2021 Annual Meeting”) of stockholders of Advent Technologies Holdings, Inc. (the “Company,” “we,” or “us”) and amends and supplements the related Definitive Proxy Statement filed with the Securities and Exchange Commission on April 15, 2021 (the “Proxy Statement”).

The 2021 Annual Meeting of our stockholders originally scheduled to be held on Thursday, May 20, 2021, at 9:00 a.m. Eastern Time, , has been postponed and will now be held on June 8, 2021, at 9:00 a.m. Eastern Time, in a virtual meeting format at www.virtualshareholdermeeting.com/ADN2021 for the following purposes:

1.	To elect two (2) directors, each to serve until the 2024 annual meeting of our stockholders;

2.	To ratify the appointment of Ernst & Young (Hellas) Certified Auditors Accountants S.A. (“EY”) as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and

3.	To transact such other business as may properly come before the meeting or any adjournments and postponements thereof.

No changes have been made to the record date, the location of the meeting or the proposals to be brought before the 2021 Annual Meeting, which are presented in the Proxy Statement. This means that you are entitled to vote at the 2021 Annual Meeting (by remote communication or by proxy) and any adjournments or further postponements thereof if the Company’s records show that you were a holder of record as of the close of business on April 12, 2021, the record date for the 2021 Annual Meeting. You will need the 16-digit control number included with the notice, on your proxy card, or the instructions that accompany your proxy materials to attend the 2021 Annual Meeting virtually via the Internet.

In response to the SEC’s “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “Staff Statement”), which highlighted the complex nature of warrants of a kind similar to those issued by the Company, we decided to postpone the 2021 Annual Meeting in order to allow for the mailing of an update to our annual report to include the restatement of certain financial statements of AMCI Acquisition Corp. prior to the business combination. The Staff Statement informed market participants that warrants issued by SPACs may require classification as a liability, with non cash fair value adjustments recorded in earnings at each reporting period.

If you have already submitted a proxy and do not wish to change your vote, you do not need to take any further action and your shares will be voted as originally directed by you. If you have already submitted your proxy and wish to change your vote, you may change your vote or revoke your proxy at any time before it is voted at the meeting by following the instructions provided in the proxy card and Proxy Statement previously mailed to you.

We urge you to read the Proxy Statement and this notice and supplement in their entirety. Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged, and all voting requirements otherwise remain the same. From and after the date of this notice of proxy statement supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

This notice is first being mailed to stockholders of the Company on or about May 17, 2021.

Thank you for your continued support of Advent Technologies Holdings, Inc. We look forward to seeing you at the 2021 Annual Meeting.

ADVENT TECHNOLOGIES HOLDINGS, INC.

/s/ James F. Coffey
James F. Coffey
Chief Operating Officer, General Counsel and Secretary

May 17, 2021
Boston, Massachusetts

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 8, 2021:
The proxy statement, annual report and form of proxy card are available at
https://www.advent.energy/Investors